UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2014

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 9, 2014, On Track Innovations Ltd. (“OTI”) and Continental Stock Transfer & Trust Company amended and restated the shareholders rights agreement dated January 12, 2009, as amended and restated on January 11, 2012 (the “Rights Plan”), for an additional two years.  Accordingly, the Rights Plan is now in effect until January 10, 2016, or such later date as determined by the Board of Directors. The Rights Plan was further amended to provide that the term “Exercise Ratio”, which represents the number of shares each right may be exercised into (in case certain terms set forth in the Rights Plan are met), so that in addition to one-half, one, two or three Ordinary Shares, a right may be exercised into four-tenths of an Ordinary Share, as shall be determined by OTI’s Board of Directors.

The foregoing description of the amended and restated Rights Plan is not complete and is subject to and qualified in its entirety by reference to the amended and restated Rights Plan, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The description of the amendments to the Rights Plan under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

4.1
Rights Agreement dated as of January 12, 2009, as amended and restated on January 11, 2012 and further amended and restated on January 9, 2014, between On Track Innovations Ltd. and Continental Stock Transfer & Trust Company, a New York Corporation, as a rights agent which includes the Form of Right Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: January 9, 2014	By:	/s/ Ofer Tziperman
	Name:	Ofer Tziperman
	Title:	Chief Executive Officer